UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2020

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Item 8.01. Other Events.

On June 30, 2020, Provention Bio, Inc. (the “Company”) issued a press release announcing that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of its stockholders and attendees at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Company has changed the format of the Annual Meeting from in-person to a virtual-only meeting format. As previously announced, the Annual Meeting will be held Wednesday, July 15, 2020, at 9:00 a.m. Eastern Standard Time. Stockholders may attend the Annual Meeting only via remote communication as described in the press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Provention Bio, Inc., dated June 30, 2020

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: June 30, 2020	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer